For Immediate Release          For more information, contact:
- ---------------------          Lane Ward, Vice Chairman, President and CEO
Date:  July 30, 1996           at (713) 342-5571


                                                                EXHIBIT 99


                           FORT BEND HOLDING CORP.'S
                  FIRST QUARTER FISCAL 1997 EARNINGS RELEASE

        Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg, today announced net earnings of $406,000 or $0.48 primary earnings per share, for the first fiscal quarter ended June 30, 1996. This compared to net earnings of $403,000, or $0.46 primary earnings per share, for the same quarter in fiscal 1996. Fully diluted earnings per common share for the quarter ended June 30, 1996 was $0.40.

        The Board of Directors has also announced that FBHC will pay a cash dividend of $0.07 per share for the quarter ended June 30, 1996. The dividend will be payable on September 4, 1996 to shareholders of record on August 14, 1996. This is FBHC's eleventh consecutive quarterly cash dividend.

        FBHC's net interest income after provision for loan losses was $1,620,000 for the quarter ended June 30, 1996 compared to $1,591,000 for the quarter ended June 30, 1995. Net interest income increased reflecting an increase in average interest-earning assets to $233 million from $221 million for the three months ended June 30, 1996 and 1995, respectively.

        Total noninterest income increased $155,000 for the quarter ended June 30, 1996 compared to the quarter ended June 30, 1995. This reflects an increase of $39,000 in service charges, $29,000 in loan servicing income and $96,000 in other income.

        Assets of FBHC were $254,739,000 as of June 30, 1996, compared to $244,169,000 at March 31, 1996. This is an increase of 4.3% which is primarily attributable to growth in the loan portfolio and short-term investments. The loan growth of $7.8 million was primarily funded by principal repayments of mortgage-backed securities and short-term borrowings.

        Stockholders' equity was $18,008,000 at June 30, 1996 compared to $17,572,000 at March 31, 1996. This represents an increase of 2.5%. Equity-to-assets and risk-based capital ratios were 7.1% and 18.5% respectively as of June 30, 1996.

        Non-performing assets as a percentage of total assets as of June 30, 1996, were 1.21% compared to 1.29% as of March 31, 1996.

        The previously announced acquisition of FirstBanc Savings Association of Missouri City, Texas ("FirstBanc") is in process. The FirstBanc Shareholders approved the acquisition in July 1996 and applications have been filed with the regulatory authorities. The acquisition is anticipated to close in September 1996.

        FBHC serves Fort Bend, Harris, Wharton and Waller Counties in Southeast Texas through its subsidiary, Fort Bend Federal Savings and Loan headquartered in Fort Bend County. The subsidiary operates a retail franchise of 5 full service offices in 5 cities. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".

                                     # # #

                            FORT BEND HOLDING CORP.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                    ASSETS                              JUNE 30, 1996      MARCH 31, 1996
Cash and due from banks                                                $    4,346,835     $     3,451,880
Short-term investments                                                      7,050,826          13,541,782
Certificates of deposit                                                       200,000             200,000
                                                                          -----------       -------------
  TOTAL CASH AND CASH EQUIVALENTS                                          11,597,661          17,193,662

Investment securities available for sale, at market value                   2,704,557           2,684,607
Investment securities held to maturity (estimated market
 value of $20,014,093 and $9,064,153 at June 30, 1996 and
 March 31, 1996, respectively)                                             20,219,065           9,233,505
Mortgage-backed securities available for sale, at market value                745,448             873,502
Mortgage-backed securities held to maturity (estimated market value of $106,062,855 and $110,676,779 at June 30, 1996 and
 March 31, 1996, respectively)                                            107,130,125         110,489,617
Loans receivable, net                                                     100,645,671          92,861,594
Loans held for sale                                                           863,165             922,422
Accrued interest receivable                                                 1,548,875           1,466,272
Real estate, net                                                              148,092             155,372
Federal Home Loan Bank stock, at cost                                       1,481,400           1,460,200
Premises and equipment, net                                                 3,850,387           3,635,046
Mortgage servicing rights, net                                              1,915,365           1,235,714
Prepaid expenses and other assets                                           1,501,523           1,538,171
Deferred income taxes                                                         387,501             418,949
                                                                          -----------       -------------
     TOTAL ASSETS                                                      $  254,738,835     $   244,168,633
                                                                          ===========       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                               $ 204,874,581      $  203,913,715
8% Convertible Subordinated Debentures                                    12,100,000          12,100,000
Other borrowings                                                          10,307,782           4,363,688
Advances from borrowers for taxes and insurance                            7,444,782           4,224,796
Accounts payable, accrued expenses and other liabilities                   2,003,224           1,994,063
                                                                         -----------       -------------
     TOTAL LIABILITIES                                                   236,730,369         226,596,262
                                                                         -----------       -------------
Stockholders' Equity:
Serial preferred stock, $.01 par value - 500,000 shares authorized, none outstanding
Common Stock $.01 par value, 2,000,000 shares authorized
 907,372 shares issued and 819,198 shares outstanding at
 June 30, 1996 and 905,572 shares issued and 817,398
 shares outstanding at March 31, 1996                                          9,073               9,055
Additional paid-in capital                                                 8,580,932           8,514,562
Unearned employee stock ownership plan shares                               (351,000)           (394,875)
Deferred compensation                                                       (119,219)            (98,668)
Net unrealized depreciation on available for sale securities, net of tax     (23,778)            (21,786)
Retained earnings (substantially restricted)                              11,368,959          11,020,584
Treasury stock, at cost - 88,174 shares at June 30, 1996 and
 March 31, 1996                                                           (1,456,501)         (1,456,501)
                                                                        ------------        ------------
     TOTAL STOCKHOLDERS' EQUITY                                           18,008,466          17,572,371
                                                                        ------------        ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 254,738,835       $ 244,168,633
                                                                        ============        ============

                            FORT BEND HOLDING CORP.
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                                         JUNE 30, 1996        JUNE 30, 1995
INTEREST INCOME:
   Loans                                                              $      2,130,689      $     1,733,892
   Short-term investments                                                      187,395               77,895
   Investments securities                                                      147,996              250,298
   Mortgage-backed securities                                                1,829,259            1,942,729
                                                                       ----------------      ---------------
        TOTAL INTEREST INCOME                                                4,295,339            4,004,814
                                                                       ----------------      ---------------
INTEREST EXPENSE:
   Deposits                                                                  2,320,151            2,249,436
   Borrowings                                                                  330,050              136,912
                                                                        ---------------       ---------------
        TOTAL INTEREST EXPENSE                                               2,650,201            2,386,348
                                                                        ---------------       ---------------
        NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                 1,645,138            1,618,466

PROVISIONS FOR LOAN LOSSES                                                      25,000               27,053
                                                                        ---------------        --------------
        NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  1,620,138            1,591,413
                                                                        ---------------        --------------
NONINTEREST INCOME:
   Gain on sale of loans                                                        49,949               59,205
   Service charges                                                             113,418               74,632
   Loan servicing income                                                       169,631              140,799
   Other income                                                                279,138              182,656
                                                                        ---------------         -------------
        TOTAL NONINTEREST INCOME                                               612,136              457,292
                                                                        ---------------         -------------
NONINTEREST EXPENSES:
   Compensation and benefits                                                   831,871              764,772
   Office occupancy and equipment                                              187,020              164,898
   Federal insurance premiums                                                  124,282              113,291
   Amortization of mortgage servicing rights                                    64,250               60,000
   Insurance and surety bond expense                                            33,616               26,069
   Other                                                                       376,516              293,720
                                                                         ---------------        ------------
        TOTAL NONINTEREST EXPENSES                                           1,617,555            1,422,750
                                                                         ---------------        ------------
   INCOME BEFORE INCOME TAX                                                    614,719              625,955

INCOME TAX PROVISION                                                           209,000              222,900
                                                                         ---------------       -------------
NET INCOME                                                            $        405,719      $       403,055
                                                                         ===============       =============
PRIMARY EARNINGS PER COMMON SHARE                                     $           0.48      $          0.46
                                                                          ==============       =============
FULLY DILUTED EARNINGS PER COMMON SHARE                               $           0.40      $          0.46
                                                                          ==============       =============
DIVIDENDS PER COMMON SHARE                                            $           0.07      $          0.07
                                                                          ==============       =============